As Filed with the Securities and Exchange Commission on March 4, 2005

Registration No. 333-107888

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEOSE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S employer Identification No.)

102 Witmer Road
Horsham, PA 19044
(Address of Principal Executive Offices)

Neose Technologies, Inc.
Employee Stock Purchase Plan
(Full Title of the Plan)

C. Boyd Clarke
Chairman, President and Chief Executive Officer
Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044
(Name and Address of Agent for Service)

(215) 315-9000
(Telephone Number, Including Area Code of Agent For Service)

COPIES TO:

Debra J. Poul, Esq.	Barry M. Abelson, Esq.
Senior Vice President and	Pepper Hamilton LLP
General Counsel	3000 Two Logan Square
Neose Technologies, Inc.	Eighteenth and Arch Streets
102 Witmer Road	Philadelphia, Pennsylvania 19103
Horsham, Pennsylvania 19044	(215) 981-4000
(215) 315-9000

EXPLANATORY NOTE

     On August 12, 2003, Neose Technologies, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-107888) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered shares of the Registrant’s Common Stock, par value $.01 (the “Shares”), reserved for issuance under two plans, including the Neose Technologies, Inc. Employee Stock Purchase Plan (the “Plan”). The Registration Statement registered 33,000 Shares with respect to the Plan.

     Following the last purchase period that ended on January 31, 2005, the Registrant terminated the Plan and no further purchases will be made under the Plan. By this Post-Effective Amendment No. 2 to the Registration Statement, the Registrant hereby deregisters 3,562 Shares covered by the Registration Statement, which shares have not been purchased under the Plan and because of the termination of the Plan, will never be purchased. These deregistered Shares represent all of the Shares remaining available for purchase under the Plan as of March 4, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”) and in accordance with Rule 478(a)(4) under the Securities Act, Neose Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 4th day of March, 2005.

NEOSE TECHNOLOGIES, INC.

By:	/s/ C. Boyd Clarke

C. Boyd Clarke President, Chief Executive Officer and Chairman

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